UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2014

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2014, IDEXX Laboratories, Inc. (the “Company”), with IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, and IDEXX Europe B.V., each a wholly-owned subsidiary (whether directly or indirectly held) of the Company (collectively, the “Borrowers”), entered into an amended and restated credit agreement relating to a five-year unsecured revolving credit facility (the “Credit Agreement”) in the principal amount of $700 million, among the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and J.P. Morgan Europe Limited, as London agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement amends and restates that certain amended and restated credit agreement dated as of May 9, 2013 (the “Prior Credit Agreement”) (which provided for a $450 million five-year unsecured revolving credit facility) to extend the maturity to June 18, 2019 and to increase the aggregate commitments available for borrowing by the Borrowers to $700 million with the option to increase the aggregate commitments by $150 million, for an aggregate maximum of $850 million, subject to the Borrowers obtaining commitments from existing or new lenders and satisfying other conditions specified in the Credit Agreement.

Borrowings under the Credit Agreement may be used for the general corporate purposes of the Company and its subsidiaries. Borrowings under the Credit Agreement bear interest at a rate equal to, in each case at the Company’s option, (1) for borrowings in United States Dollars, either (a) a base rate, determined as the greater of (i) the prime rate announced by JPMorgan Chase Bank, N.A. in New York, (ii) the Federal Funds Effective Rate plus 0.50% and (iii) the Adjusted LIBO Rate for a one-month Interest Period plus 1%, plus a margin rate ranging from 0.000% to 0.375% based on the Company’s consolidated leverage ratio, or (b) a Libor rate determined as the rate appearing on Reuters Screen LIBOR01 Page 11 a.m. London time on the Quotation Day for such Interest Period multiplied by a statutory reserve rate, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (2) for borrowings in Canadian Dollars, either (a) a base rate determined as the greater of (i) the prime rate announced by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of the yearly interest to which the one-month CDOR Rate (based on a publicly-reported rate) is equivalent plus 1%, plus a margin rate ranging from 0.000% to 0.375% based on the Company’s consolidated leverage ratio (which rate shall be available for swingline borrowings only), or (b) the sum of the average rate for banker acceptances with a term equal in length to such Interest Period as displayed on CDOR page of the Reuters screen plus 0.05%, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (3) for borrowings in Euros, the percentage per annum displayed on the applicable page of the Reuters screen, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio, (4) for borrowings in Australian Dollars, the average bid rate on Reuters Screen BBSY Page for bills of exchange having a term equal to the length of such Interest Period, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio and (5) for borrowings in alternative currencies (other than United States Dollars, Canadian Dollars, Euros and Australian Dollars), the Libor rate determined as the rate appearing on Reuters Screen LIBOR02 Page for such currency for such Interest Period, plus a margin rate ranging from 0.875% to 1.375% based on the Company’s consolidated leverage ratio.

The Company has agreed to pay a quarterly commitment fee on the unused commitments available for borrowing, ranging from 0.150% to 0.350% based on the Company consolidated leverage ratio.

The obligations of the Borrowers and any other parties who are subsequently designated as borrowers pursuant to the terms of the Credit Agreement are unconditionally guaranteed by IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc. and OPTI Medical Systems, Inc. If the Company creates or acquires a material U.S. subsidiary or if any existing U.S. subsidiary becomes a material subsidiary, each such material subsidiary is required to execute a guaranty agreement.

The obligations of the Company and any additional borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, the failure to pay specified indebtedness, and a change of control default.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and sanctions laws and regulations. The financial covenant is a consolidated leverage ratio test.

The forgoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On June 18, 2014, the Prior Credit Agreement was amended and restated in its entirety by a five-year unsecured revolving credit facility. The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: June 24, 2014	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Credit Agreement, dated as of June 18, 2014, among the Company, IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation and IDEXX Europe B.V., as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and J.P. Morgan Europe Limited, as London agent.

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